David W. Niemiec


HESS MIDSTREAM PARTNERS LP

AUTHORIZATION FORM




Securities and Exchange Commission


Gentlemen:

Authorization is hereby given for each of Timothy B. Goodell, Indrani Franchini and Barry Schachter to sign for and on behalf of the undersigned applications for EDGAR filing codes, statements on Form 3 Initial Statement of Beneficial Ownership of Securities, Form 4 Statement of Changes in Beneficial Ownership of Securities and Form 5 Annual Statement of Beneficial Ownership of Securities to be filed pursuant to Section 16(a) of the Securities Exchange Act of 1934.

	This authorization shall continue in effect until revoked in writing.




3/29/2017                 	                /s/David W. Niemiec
Date				 		Signature